Exhibit 10.1

AGREEMENT

The Parties:

Pimi Agro CleanTech, INC whose address is 269 South Beverly Drive, Suite 1091 Beverly Hills, California 90212 (“Pimi” or the “Company”);

and

Uri Sheinbaum whose or a company under his control  whose address is P.O.B 4476, Haifa, Israel (“Uri” or the “Investor”);

WHEREAS, PIMI is a U.S. publicly reporting company whose shares are quoted on the Over The Counter Bulleting Board under the trading symbol “PIMZ.OB”.

WHEREAS, Pimi is engaged in the development of environmentally-friendly alternative solutions to current methods for pre and post harvest treatments of fruits and vegetables.

WHEREAS, Pimi desires to receive an investment from the Investor and to receive Uri good services in finding additional financing required for its expansion.

WHEREAS, Pursuant to the terms detailed herein, Uri and Pimi would like to enter into a transaction (the “Transaction”) whereby (i) Uri will invest a minimum of US$100,000 and up to US$400,000  under the terms and conditions herein detailed (The “Investment”), and (ii) Uri will act on behalf of Pimi in order to identify an additional investment of at least 2 Million Euro by a third party, under the terms and conditions herein described (“The Additional Financing”)

1.

The Investment

a)

The Investor hereby subscribes for an investment in the Company’s Common Stock (the “Common Stock”) of at least US$100,000 (one hundred thousands U.S dollars) and up to a maximum of US$400,000 (four hundred thousands U.S dollars) at a price per share of US$0.8. In addition, for each share of Common Stock purchased by the Investor, the Investor shall receive the same quantity of warrants with an exercise price of US$0.8. Such Warrants shall be exercisable for a period of 2 years from the date of issuance.

b)

The Investment shall be executed in four (4) installments.

1.

The first installment shall be in the sum of at least US$50,000 (fifty thousands U.S dollars) which shall be completed by a wire transfer to Pimi’s bank account no later then the 5th January  2011 (with 5 business days grace period).

2.

The Second installment of at least US$50,000 (fifty thousands U.S dollars) shall be completed by a wire transfer to Pimi’s bank account no later then 1st February, 2011 (with 5 business days grace period).

3.

The third installment, if applicable, shall be completed by a bank transfer to Pimi’s bank account no later than the 1st March, 2011 (with 5 business days grace period), and

4.

The fourth installment, if applicable, shall be completed by a bank transfer to Pimi’s Bank Account no later the 1st April 2011 (with 5 business days grace period).

c)

The Investment shall be accomplished in the form of Subscription Agreement, a copy of which is attached as Exhibit A signed by the Investor for each part of the Investment.

d)

The Company will add its signature to the Subscription Agreement only if it has verified that the investment amount has reached its Bank Account free and clear of any lien and thereupon it will issue the shares of Common Stock to the Investor.

e)

Offering Exemption.  The Shares will be issued pursuant to an offering exemption in compliance with Regulation D under the Securities under the Securities Act of 1933, as amended.

f)

In case the Investor has not transferred the first installment of the Investment on the above date including the grace period this Agreement will be cancelled by a notice to the Investor delivered via e-mail by the Company and the Investor will have no rights under it. In such case the Company will be entitled to reimbursement of its legal expenses in the sum of US$2,000 plus VAT from the Investor.

g)

In case the Investor has transferred the first installment but has not transferred the second installment of the Investment (US$50,000) until the 10th of February 2011, the Investor will loose its rights to invest any further amount in the Company and also will loose all of its rights for arranging the Additional Financing.

2.

Additional Financing.

a)

Following completion of the Investment Uri will use its best efforts to raise at least additional US$2 million Euros (in one or several amounts) on behalf of the Company.

b)

The Company shall have the sole discretion whether to agree or not the terms of the Additional Financing.

c)

In case of successful completion of the Additional Financing Uri will be entitled to receive a success fee at the amount equal to 10% of the net amount actually raised (“The Success Fee”).

d)

The Investor will be entitled receive the Success Fee in shares of Common Stock of the Company instead of cash or combination of both at the same share price issued to investors under the Additional Financing.

e)

Upon completion of the Additional Financing the Investor shall be entitled to be appointed to the Company’s Board of Directors.

3.

Other Terms:

a)

Binding Agreement.  This Agreement is binding upon the parties thereto. The Company will be obliged to issue the Common Stock shares to the Investor only upon receipt of the investment amount and the receipt of the Subscription Agreement signed and filled in by the Investor.

b)

Form 8-K. Following the Closing, if required by applicable laws and regulations, Pimi shall cause to be filed with the SEC (a) a Form 8-K in the form designated by the applicable rules and regulations of the SEC and

c)

This Agreement shall be governed by New York law.

The undersigned acknowledge, accept and agree to this Agreement.

Dated:  December 28, 2010

Pimi Agro Cleantech Inc.

By: _________________________________

Name: Youval Saly

Title:

C.E.O

Dated:  December 28, 2010

The Investor.

By:_________________________________

Name: Uri Sheinbaum

Title: _______________________________